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              [LETTERHEAD OF PRYOR CASHMAN SHERMAN & FLYNN LLP]

                                                                EXHIBIT 5.1
                                                                -----------


                                       August 4, 1998

Arbor National Holdings, Inc.
333 Earle Ovington Boulevard
Uniondale, New York 11553

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-1. File No. 333-56889 (the "Registration Statement"), as filed by you with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 3,300,000 shares (the "Shares"), $.01 par value per Share, of the common stock of Arbor National Holdings, Inc. (the "Company") for issuance and sale by the Company.

     We are qualified to practice law in the State of New York. We express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York and the federal laws of the United States of America.

     We have examined the Certificate of Incorporation and the By-Laws of the Company and all amendments thereto and have examined and relied upon the originals, or copies certified to our satisfaction of such records of meetings of the directors and stockholders of the Company, documents and other instruments as we considered necessary or appropriate to enable us to render the opinions expressed below. Based on such examination, and subject to the foregoing, it is our opinion that the Shares have been duly authorized for issuance, and, when issued, delivered and paid for in accordance with terms of the Underwriting Agreement described in the Registration Statement, will be validly issued, fully-paid and non-assessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                       Very truly yours,